Exhibit 10.6

Execution Version

ACAR LEASING LTD.,

as Titling Trust,

AMERICREDIT FINANCIAL SERVICES, INC.,

as Servicer,

APGO TRUST,

as Settlor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

THIRD AMENDED AND RESTATED

SERVICING AGREEMENT

Dated as of January 24, 2018

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THIRD AMENDED AND RESTATED SERVICING AGREEMENT, dated as of January 18, 2018 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among ACAR Leasing Ltd., a Delaware statutory trust (the “Titling Trust”), AmeriCredit Financial Services, Inc., a Delaware corporation (“AmeriCredit”), as servicer (the “Servicer”), APGO Trust (“APGO”), a Delaware statutory trust, as Settlor of the Titling Trust (the “Settlor”), and Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, the parties to this Agreement intend to amend and restate the Servicing Agreement, dated as of June 1, 2008, as previously amended and restated as of January 31, 2011 (the “Original Servicing Agreement”) and as of May 23, 2013 (the “Amended Servicing Agreement” and together with the Original Servicing Agreement, the “Prior Servicing Agreements”), among the parties, on the terms and conditions contained in this Agreement;

WHEREAS, APGO, as the Settlor, and Wilmington Trust Company, a Delaware trust company (“WTC”), as the Owner Trustee, Administrative Trustee and Delaware Trustee (in any or all such capacities, the “Trustee”), have entered into an Amended and Restated Trust Agreement, dated as of January 31, 2011 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Titling Trust Agreement”), pursuant to which the Titling Trust was established for the purpose of, among other things, taking assignments and conveyances of and holding in trust various assets (the “Trust Assets”);

WHEREAS, the Titling Trust is the borrower (in such capacity, the “Borrower”) under a Second Amended and Restated Credit and Security Agreement, dated as of January 18, 2018 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among the Borrower, Wells Fargo, as the Administrative Agent (in such capacity, the “Administrative Agent”), the Collateral Agent, and AmeriCredit, as the lender (in such capacity, the “Lender”) and the Servicer, pursuant to which it borrows amounts from the Lender from time to time pursuant to a Lending Facility to fund its acquisition of those Trust Assets comprising Collateral Assets;

WHEREAS, the Titling Trust and the Settlor wish to engage the Servicer to perform certain duties with respect to the Collateral Assets and all other Trust Assets (unless and until such time as the Titling Trust and the Settlor may enter into one or more additional Series Servicing Agreements with respect to any Trust Assets that do not constitute Collateral Assets) in the manner set forth herein;

WHEREAS, the parties hereto acknowledge that in connection with, among other things, the establishment from time to time of Designated Pools comprised of Collateral Assets backing Exchange Notes that will be issued pursuant to the Credit and Security Agreement, it may be necessary or desirable to enter into supplemental agreements hereto, providing for specific servicing obligations in connection therewith (each, a “Servicing Supplement”); and

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETIVE PROVISIONS

SECTION 1.1. Definitions. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings assigned thereto in any Servicing Supplement entered into pursuant hereto or, if not defined therein, in Appendix A to the Credit and Security Agreement or, if not defined therein, in the Definitions Appendix to any Exchange Note Supplement entered into pursuant to the Credit and Security Agreement.

SECTION 1.2. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

SECTION 1.3. Amendment and Restatement. This Agreement amends and restates in full the Amended Servicing Agreement, with effect as of the date of this Agreement, and the parties confirm that (a) all prior actions made pursuant to the Prior Servicing Agreements are effective as if made under this Agreement on the date made, and (b) no provision of this Agreement is intended to result in the duplication of any such prior action by any party.

ARTICLE II

ADMINISTRATION AND SERVICING OF LEASE AGREEMENTS

SECTION 2.1. Duties of the Servicer.

(a) The Servicer shall service, administer and collect under the Lease Agreements and in respect of the Leased Vehicles in accordance with this Agreement, the Titling Trust Agreement and the Credit and Security Agreement and shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions hereof and thereof, to do any and all things in connection with such servicing, administration and collection that it may reasonably deem necessary or desirable in the interests of the Titling Trust and to serve in such capacity unless and until its responsibilities therefor are terminated pursuant to Section 4.1(a) or this Agreement is terminated pursuant to Section 6.1. In addition, the Titling Trust hereby appoints the Servicer to act as agent in the management and control of the Collateral Assets, including the Certificates of Title, and for all other purposes set forth in this Agreement. The duties of the Servicer shall include, among other things, in accordance with this Agreement, the Titling Trust Agreement, the Credit and Security Agreement and any Servicing Supplement:

(i) performing on behalf of the Titling Trust all obligations on the part of the Lessor under the Lease Agreements;

(ii) acquiring vehicles and originating Lease Agreements on behalf of the Titling Trust;

(iii) collecting and processing payments (including excess wear, damage and mileage deficiency balances on Liquidated Leases), responding to inquiries of Lessees or federal, State or local government authorities with respect to the Lease Agreements, investigating and collecting delinquencies, sending payment statements and reporting Tax information to relevant parties, paying costs of the sale or other disposition of Matured Vehicles and Leased Vehicles in accordance with the Customary Servicing Practices and this Agreement and paying or causing to be paid all state and local personal property, use, excise and sales Taxes on the Leased Vehicles (to the extent required to be paid by the Lessor under applicable State law) as and when such Taxes become due;

(iv) negotiating Lease Agreements nearing their respective Maturity Dates and arranging for Extensions of such Lease Agreements and/or sale or other disposition of each related Leased Vehicle;

(v) executing and delivering or causing to be executed and delivered, in its own name or in the name of the Titling Trust, as the case may be, any and all instruments, certificates or other documents necessary or advisable in connection with the servicing or administering of or collecting under the Lease Agreements and in respect of the Leased Vehicles, including: (A) bills of sale; (B) applications for originals or duplicates of Certificates of Title in the name of any Titling Trust Permissible Name and naming the Collateral Agent as lienholder, applications for registrations of Leased Vehicles or license plates, applications for transfers of Certificates of Title or registrations for Leased Vehicles or license plates and any instruments, certificates or other documents which the Servicer deems necessary or advisable to record, maintain or release title to or registration of Leased Vehicles in the manner contemplated hereby; (C) consents, amendments, extensions, deferrals or modifications to any of the Lease Agreements; and (D) all other instruments, certificates or other documents similar to the foregoing;

(vi) executing powers of attorney to be delivered for the limited purpose of obtaining license plates and fulfilling other state requirements for registration of the Leased Vehicles;

(vii) approving repairs to Leased Vehicles and endorsing the related insurance settlement checks for repair work;

(viii) servicing the Lease Agreements, including: (A) accounting for collections and furnishing periodic statements with respect to distributions as set forth herein, in the applicable Servicing Supplement, in the Credit and Security Agreement or in the applicable Servicer Basic Documents, (B) generating or causing to be generated federal and State tax information and, to the extent required by applicable law, returns on behalf of the Titling Trust and (C) filing periodic sales and use Tax or property (real or personal) Tax reports;

(ix) in connection with the creation and maintenance of the Lending Facility Pool and each Designated Pool, maintaining separate and distinct records for the Lending Facility Pool and each Designated Pool and separately accounting for the Trust Assets allocated to the Lending Facility Pool and each Designated Pool, including, with respect to (A) the Lending Facility, preparing and delivering to the Lender, the Owner Trustee and the Collateral Agent a schedule of Lease Agreements and Leased Vehicles allocated to the Lending Facility Pool and (B) any Exchange Note, to the extent provided in the related Servicing Supplement, preparing and delivering to the related Exchange Noteholder a schedule containing information with respect to the Lease Agreements and Leased Vehicles comprising the related Designated Pool, which schedule of Lease Agreements and Leased Vehicles and each such information schedule shall contain information as of the most recent Collection Period prior to the date of such delivery;

(x) applying for and maintaining the licenses and the filings described in Section 2.12(b) or in any Servicing Supplement;

(xi) preparing and filing any UCC financing statements;

(xii) except to the extent prohibited in the related Servicing Supplement with respect to any Designated Pool, taking such actions as are required or desirable to effect Like Kind Exchanges for tax purposes or otherwise in connection with Like Kind Exchanges, including but not limited to (A) reallocating Leased Vehicles from the related Designated Pool to the Lending Facility Pool on the books and records of the Titling Trust, (B) making the payments described herein on the relevant Exchange Note in connection with such reallocation of Liquidated Vehicles, (C) causing the assignment of the Net Liquidation Proceeds relating to each such Leased Vehicle to the Qualified Intermediary and directing the Qualified Intermediary, the Owner Trustee, the Collateral Agent and the Titling Trust with respect to the use of Net Liquidation Proceeds to obtain Replacement Vehicles and exchanging Replacement Vehicles for Liquidated Vehicles, (D) assigning and allocating Replacement Vehicles to the Lending Facility Pool and (E) taking such other actions as shall be necessary or advisable in connection with implementing such Like Kind Exchanges;

(xiii) acting as agent of the Titling Trust with respect to holding the Collateral Leases and Certificates of Title relating to the Collateral Leased Vehicles; and

(xiv) such other activities as shall be necessary or advisable in connection with the foregoing.

(b) The Servicer agrees that its servicing of the Lease Agreements and the Leased Vehicles shall be carried out in accordance with the Customary Servicing Practices using the same degree of skill and attention (i) as the Servicer exercises from time to time with respect to all comparable Lease Agreements and Leased Vehicles that it services for itself or others or (ii) if AmeriCredit is no longer the Servicer, as is customarily exercised by prudent servicers employed to service retail leases of motorcycles, automobiles, sport utility vehicles, minivans or light-duty trucks, as applicable, for themselves or others.

(c) The Servicer may retain subservicers or agents by agreement, power of attorney or otherwise to assist the Servicer in performing its servicing functions; provided, however, that any delegation of duties to any subservicer or agent shall not relieve the Servicer of any of its obligations hereunder.

(d) The Servicer is authorized to, in its own name or in the name of the Titling Trust, commence, defend against or otherwise participate in a Proceeding relating to or involving the protection or enforcement of the interests of the Titling Trust, an Exchange Noteholder or other Secured Party in any Lease Agreement, Leased Vehicle or other Trust Asset. If the Servicer shall engage in collection of delinquent amounts or commence, defend against or otherwise participate in a Proceeding in its own name or in the name of the Titling Trust, a relevant Exchange Noteholder or other Secured Party, each such Person shall thereupon be deemed to have automatically assigned its interest in (including legal title to) the related Lease Agreement, Leased Vehicle or other Trust Asset, as applicable, to the Servicer to the extent necessary for the purposes of such Proceeding.

(e) The Titling Trust and the Collateral Agent shall furnish the Servicer with certain revocable powers of attorney and other documents in form and substance acceptable to the Titling Trust or the Collateral Agent, as applicable, necessary or appropriate to enable the Servicer to carry out its servicing, administration and collection duties hereunder and under each applicable Servicing Supplement.

SECTION 2.2. Records.

(a) Except as otherwise provided in a related Servicing Supplement, the Servicer shall maintain accurate and complete accounts, records and computer systems with respect to all funds and other receipts with respect to (i) the Lending Facility and the Lending Facility Pool, (ii) each Exchange Note and the related Designated Pool, (iii) the Trust Assets and (iv) all matters related directly to the servicing of the Lease Agreements and the Leased Vehicles, in each case as are consistent with the Customary Servicing Practices. Such accounts, records and computer systems shall indicate, among other things, the Pool to which each Lease Agreement, Leased Vehicle or other Trust Asset is allocated and reflect the interest of the Settlor or the Related Beneficiary, as applicable, therein. Except where otherwise noted in the definition of “Lease Documents”, the Servicer may originate and/or maintain each Lease Document as an image, fiche or electronic record rather than in original form. The Servicer shall not be required to physically segregate the Lease Documents and related accounts, records and computer systems from any other leases, leased vehicle and related information and related documentation from other leases or leased vehicles that it services. In accordance with the Customary Servicing Practices, the Servicer shall conduct, or cause to be conducted, periodic examinations of a representative sample of the Lease Documents and of the related accounts, records and computer systems to verify compliance with the Customary Servicing Practices.

The Servicer shall promptly report to the Titling Trust, the Administrative Agent and the Collateral Agent any material failure on the part of the Servicer to hold or retain possession of the Lease Documents and maintain its accounts, records and computer systems in accordance with the requirements of this Agreement. The Servicer shall promptly take appropriate action to remedy any such failure.

(b) The Servicer shall make available to the Titling Trust, the Administrative Agent and the Collateral Agent or their duly authorized representatives, attorneys or auditors the Lease Documents and the related accounts, records and computer systems maintained by the Servicer or any subservicer or agent of the Servicer at such times during normal business hours as the Titling Trust, the Administrative Agent or the Collateral Agent shall reasonably instruct at the locations where maintained pursuant to this Agreement.

(c) In the exercise of its duties and powers hereunder, the Servicer may release any Lease Document or other related item to the Titling Trust or a related Exchange Noteholder on behalf of the Titling Trust or its agent or designee, as the case may be, at such place or places as the Titling Trust or related Exchange Noteholder may designate. The Servicer shall not be responsible for any loss occasioned by the failure of the Titling Trust or any related Exchange Noteholder to return any document or for any unreasonable delay in doing so.

(d) The Servicer shall develop and maintain back-up procedures and other safeguards against the destruction, loss or alteration of data as well as a disaster recovery system. Such procedures, safeguards and disaster recovery system shall include procedures for creating and maintaining back-up files, maintaining computer tapes, disks and/or documents in off-site storage, and maintaining a battery or generator back-up system for the Servicer’s computer system, and shall meet the requirements of applicable law or regulation.

(e) The Servicer shall implement reasonable security measures and procedures to protect data, records and other documents related to its duties hereunder from unauthorized access by third parties.

SECTION 2.3. Custodial Duties of Servicer. The Servicer shall serve as custodian of the Lease Documents for the benefit of the Titling Trust and the Collateral Agent. The Lease Documents are hereby constructively delivered to the Titling Trust with respect to each Lease Agreement and Leased Vehicle. In its capacity as custodian, the Servicer shall maintain possession of the Lease Documents for the benefit of and as bailee for the Titling Trust and the Collateral Agent and all present and future Secured Parties. All Lease Documents shall be identified and maintained in such a manner so as to permit retrieval and access. With respect to any Lease Agreements and Leased Vehicles that are allocated to a Designated Pool pursuant to an Exchange Note Supplement, the custodial duties of the Servicer as related to the Lease Documents relating to such allocated Lease Agreements and Leased Vehicles will be set forth in the related Servicing Supplement.

SECTION 2.4. Certificates of Title.

(a) In connection with the filing of the application for each Certificate of Title, the Servicer shall arrange, or cause to be arranged, in accordance with applicable law, for the related Registrar of Titles to issue and deliver to or upon the order of the Servicer a Certificate of Title identifying the Titling Trust (subject to the applicable terms of any Servicing Supplements, by the use of any Titling Trust Permissible Name or the use of a quoted phrase or such other similar phrase as will satisfy the Registrar of Titles in each relevant jurisdiction, or such other designation(s) as the Servicer shall determine) as the owner of the related Leased Vehicle and the Collateral Agent as lienholder with respect to the related Leased Vehicle; provided, however, that nothing herein shall be deemed or construed to require the Servicer to receive a paper Certificate of Title in any State where the Servicer and the related Registrar of Titles have agreed to record and disclose the interests of the Titling Trust and the Collateral Agent in any electronic title recording system maintained by such Registrar of Titles. The Certificates of Title shall be held by the Servicer. The Servicer shall direct each Dealer, Assigning Affiliate or other entity selling Leased Vehicles to the Titling Trust, assigning Lease Agreements to the Titling Trust or causing Lease Agreements to be assigned to the Titling Trust to cause each Certificate of Title to identify the owner of the Leased Vehicle as the Titling Trust (utilizing any Titling Trust Permissible Name), the name of a co-trustee as may be required under applicable State law or such other designation as may be agreed upon by the Servicer and the Settlor or, subject to the terms of the applicable Servicing Supplement, the related Secured Party, as applicable, from time to time that is acceptable to the related Registrar of Titles. The Servicer shall further direct each Dealer, Assigning Affiliate or other entity selling Leased Vehicles to the Titling Trust assigning Lease Agreements or causing Lease Agreements to be assigned to the Titling Trust to cause each Certificate of Title to identify the lienholder with respect to the related Leased Vehicle as the Collateral Agent.

(b) Except as otherwise required by applicable law, the related Registrar of Titles or the Customary Servicing Practices, the Servicer shall direct each Dealer or Assigning Affiliate to include an address as specified by the Servicer as the mailing address for the Certificate of Title, the address of the related lessee as the mailing address for the vehicle registration, and otherwise to comply with the Servicer’s normal requirements under the Dealer Agreements with respect to each Lease Agreement, Leased Vehicle and Certificate of Title. Except as otherwise required by applicable law or the applicable Registrar of Titles, so long as a Leased Vehicle is owned by the Titling Trust, the Servicer shall not permit the related Certificate of Title to identify any entity, or to provide for any Liens to be noted thereon, other than in compliance with Section 2.4(a).

(c) Upon transfer to or from the Titling Trust of legal title to any Leased Vehicle, the Servicer shall cause all applicable Taxes to be paid and will comply with all applicable federal and State law requirements related to the transfer of title to such Leased Vehicle. The Servicer shall remain liable for all applicable Taxes if not paid.

SECTION 2.5. Initial Funding of Payments to Dealers and Assigning Affiliates. In the ordinary course of its business, AmeriCredit shall maintain or enter into Dealer Agreements with Dealers eligible to generate Lease Agreements. AmeriCredit shall direct each Dealer and Assigning Affiliate (a) to assign to the Titling Trust all Lease Agreements and the related Leased Vehicles, (b) to transfer to the Titling Trust all Lease Agreements and the related Leased Vehicles and (c) to apply or caused to be applied for the Certificates of Title to the Leased Vehicles sold to the Titling Trust by such Dealer or Assigning Affiliate to be issued in a manner that satisfies the requirements of Section 2.4(a). AmeriCredit will instruct each Dealer and Assigning Affiliate to deliver the applicable Lease Documents to or upon the order of the Servicer. The Titling Trust shall pay each Dealer and Assigning Affiliate an amount agreed upon between the Titling Trust or the Servicer and such Dealer or Assigning Affiliate from Advances made by the Lender to the Titling Trust under the Credit and Security Agreement.

SECTION 2.6. Servicer’s Repurchase Obligations and Option.

(a) The Servicer hereby represents and warrants to the other parties hereto and the parties to the Titling Trust Agreement that, as to each Lease Agreement and Leased Vehicle as of the relevant Assignment Date, the provisions of Section 2.4 with respect to such Lease Agreement and the application(s) for the related Certificate(s) of Title have been satisfied. The Titling Trust shall rely on such representation and warranty in accepting each Lease Agreement and Leased Vehicle. Such representation and warranty shall survive the transfer of each Lease Agreement and each related Leased Vehicle, and delivery of the related Lease Documents to the Titling Trust pursuant to the Titling Trust Agreement and this Agreement.

(b) Upon (i) discovery by the Servicer or a Secured Party, or (ii) the receipt of written notice by or actual knowledge of a Responsible Officer of the Owner Trustee that the representation or warranty in Section 2.6(a) was incorrect as of the related Assignment Date in a manner that materially adversely affects the interest of the Titling Trust in the related Lease Agreement or a related Leased Vehicle or the security interest of the Collateral Agent in the related Lease Agreement or a related Leased Vehicle, the Person discovering such incorrectness (if other than the Servicer) shall give prompt written notice to the Servicer and the Collateral Agent. Except as otherwise provided in the applicable Exchange Note Supplement or Servicing Supplement, on or before the last day of the Collection Period that ends at least thirty (30) days after the Servicer discovers or is notified of such incorrectness, the Servicer shall cure in all material respects the circumstance or condition with respect to which the representation or warranty was incorrect as of the related Assignment Date (it being understood that the filing of a corrected application for a Certificate of Title with the appropriate Registrar of Titles shall constitute a cure for any breach of a representation or warranty related to the failure of the Servicer to hold title in the manner described in such Section). If the Servicer will be unable or unwilling to cure such circumstance or condition by such date, on the Payment Date following the Collection Period that ends at least thirty (30) days after the Servicer discovers or is notified of the incorrectness of the representation or warranty in question, the Servicer shall (i) deposit (or cause to be deposited) into the related Collection Account an amount equal to the Repurchase Payment and (ii) if such Lease Agreement or Leased Vehicle is (A) part of a Designated Pool, direct the Owner Trustee either to reallocate such Lease Agreement or Leased Vehicle from the related Designated Pool to the Lending Facility Pool or to cause such Lease Agreement or Leased Vehicle to be conveyed to the related Dealer or Assigning Affiliate as described below or to the Servicer or (B) part of the Lending Facility Pool, unless otherwise directed by the Servicer, direct the Owner Trustee to cause the Lease Agreement or Leased Vehicle to be conveyed to the related Dealer or Assigning Affiliate as described below or to the Servicer. If the Servicer receives funds from a Dealer or Assigning Affiliate pursuant to such Dealer’s or Assigning Affiliate’s obligation under a Dealer Agreement or otherwise to repurchase a Lease Agreement or Leased Vehicle that is required to be repurchased or reallocated pursuant to this Section, the Servicer shall return to such Dealer or Assigning Affiliate the Lease Agreement and/or Leased Vehicle, as applicable, and any Certificate of Title that has been issued with respect to such Leased Vehicle. Such deposit of funds in an amount at least equal to the Repurchase Payment received from a Dealer or Assigning Affiliate, as the case may be, shall satisfy the Servicer’s obligations pursuant to this Section and shall be deemed to constitute payment in full of the Repurchase Payment with respect thereto.

(c) If the domicile of or title to a Leased Vehicle is changed by a Person other than the Titling Trust, Owner Trustee, Collateral Agent, Settlor or Servicer and such change would be likely to result in the Titling Trust doing business in a Restricted Jurisdiction, then on the Payment Date related to the Collection Period that ends at least thirty (30) days after the Servicer discovers or is notified of such change, the Servicer shall purchase such Lease Agreement and the related Leased Vehicle by either (i) depositing to the related Collection Account an amount equal to the Repurchase Payment or (ii) appropriately segregating and designating an amount equal to the Repurchase Payment on its records, pending application thereof pursuant to this Agreement.

(d) The purchase by a Dealer or an Assigning Affiliate of a Lease Agreement and/or Leased Vehicle, as the case may be, pursuant to this Section shall be deemed to cure the breach of representation or warranty or other situation giving rise to the repurchase obligation for purposes of this Agreement. Upon any such purchase, the Titling Trust shall be deemed to transfer, assign, set over and otherwise convey to the Servicer (or the related Dealer, as applicable), without recourse, representation or warranty, all of the Titling Trust’s interest in the repurchased Lease Agreement and Leased Vehicle, including all monies due or to become due with respect thereto after the date of such repurchase and all proceeds thereof.

(e) Except as otherwise set forth herein or in the related Supplement or Servicing Supplement, the sole remedy of the Titling Trust, the Settlor and the related Exchange Noteholder with respect to (i) the incorrectness of a representation and warranty set forth in Section 2.6(a) or (ii) a change of domicile of a Leased Vehicle resulting in the Titling Trust doing business in a Restricted Jurisdiction shall be to require the Servicer to deposit the applicable Repurchase Payment (or such amount as specified in the Servicing Supplement) in the related Collection Account and thereby purchase the applicable Lease Agreement and Leased Vehicle as provided in this Section. The obligations of the Servicer under this Section shall survive any partial or complete termination of the Servicer hereunder.

(f) Notwithstanding the foregoing, the Servicer may purchase a Matured Vehicle at any time. If such Leased Vehicle is allocated to (i) the Lending Facility Pool, the purchase price shall equal the Contract Residual Value relating to such Lease Vehicle as of the related Maturity Date or (ii) a Designated Pool, the purchase price shall be determined as set forth in the related Servicing Supplement.

SECTION 2.7. Collections, Security Deposits, Payments Ahead and Other Receipts.

(a) The Servicer shall use commercially reasonable efforts to (i) collect all payments or balances required under each Lease Agreement and (ii) cause all payments required under its Lease Agreement to be made, accompanied by an invoice, payment coupon or electronic funds transfer notice bearing the lease number to which such payment relates. Consistent with the foregoing and in accordance with its Customary Servicing Practices, the Servicer may in its discretion waive any late payment or extension or deferral charge, in whole or in part, in connection with delinquent payments on or Extensions of a Lease Agreement. The Servicer shall account to the Titling Trust for the Trust Assets related to each Pool separately in accordance with this Agreement and the other Basic Documents.

(b) With respect to any Collections and Payments Ahead received by the Servicer:

(i) Within two (2) Business Days after receiving any check or other receipt related to a Lease Agreement or a related Leased Vehicle, or with respect to a payment that was remitted improperly or that relates to an amount in dispute, within a reasonable time period, the Servicer shall enter into its computer system the following information, to the extent available: (A) the amount of the receipt, (B) the lease number to which such payment relates, (C) the nature of the payment, (D) the date of receipt of such payment and (E) the Pool to which such Lease Agreement and the related Leased Vehicle has been allocated (collectively, the “Payment Information”).

(ii) As to any such funds received by the Servicer for which the Servicer does not have all Payment Information, the Servicer shall enter into its computer system all available Payment Information and use its commercially reasonable efforts to obtain all missing Payment Information as soon as practicable and shall enter the remaining Payment Information into its computer system upon receipt thereof.

(iii) The Servicer shall cause the portions of the Administrative Charge representing allocations of Taxes to be paid or the Servicer shall pay all such amounts as are contemplated by the related Lease Agreement.

(iv) By the later of the close of business on (A) the second (2nd) Business Day after receipt or (B) the day on which all related Payment Information is received by the Servicer, the Servicer shall, except as otherwise provided in a related Servicing Supplement, either (1) deposit into the related Collection Account all such funds other than (x) Administrative Charges and (y) Disposition Expenses, Liquidation Expenses and Insurance Expenses to be reimbursed to the Servicer pursuant to Section 2.11 (it being understood that in the case of proceeds from the sale or other disposition of a Leased Vehicle that is the subject of a Like Kind Exchange which are part of Collections, the Servicer instead shall make deposits into the related Collection Account when due in accordance with Section 2.11) or (2) appropriately segregate and designate such funds on its records, pending application thereof pursuant to this Agreement.

(v) In connection with Like Kind Exchanges, if the Servicer has reallocated any Leased Vehicles from the relevant Designated Pool to the Lending Facility Pool, by the later of the close of business on (A) the second Business Date after receipt or (B) the day on which all related Payment Information is received by the Servicer, the Servicer shall, except as otherwise provided in a related Servicing Supplement, cause the Titling Trust to assign the related Net Liquidation Proceeds from the Lending Facility Pool to a Qualified Intermediary to permit the Qualified Intermediary to purchase a Replacement Vehicle.

(vi) If the Servicer receives any Payment Ahead with respect to a Lease Agreement it shall maintain appropriate records so as to enable it to timely apply such Payment Ahead as an Applied Payment Ahead on the succeeding Payment Due Dates for the related Lease Agreement. On such succeeding Payment Due Dates, the Servicer shall deposit the related Applied Payment Ahead to the related Collection Account and indicate the corresponding reduction in the Retained Payment Ahead in its records.

Notwithstanding any other provision in this Section, except as otherwise set forth in the applicable Servicing Supplement, the Servicer shall be permitted to retain the amounts provided for in such Section received during a Collection Period until such amounts are required to be disbursed on the related Payment Date.

(c) With respect to Security Deposits:

(i) Subject to Section 6.1(b), the Servicer shall treat all Security Deposits remitted to it (or deemed remitted to it) in accordance with the Customary Servicing Practices as agent, custodian and bailee for the Titling Trust and as proceeds of the Lease Agreements, pending application of the proceeds thereof pursuant to clause (ii) below.

(ii) The Servicer shall apply the proceeds of each Security Deposit in accordance with applicable law, the Customary Servicing Practices and the terms of the related Lease Agreements, including payment of shortfalls resulting from the related lessee’s default or failure to make payments required by the related Lease Agreement or from damage to the related Leased Vehicle. Upon termination of a Lease Agreement, the Servicer shall return to the related lessee any portion of the related Security Deposit remaining after deducting any amounts permitted under applicable law and the related Lease Agreement. To the extent permitted by applicable law and the related Lease Agreement, if a Lease Agreement becomes a Defaulted Lease or a Liquidated Lease, then the related Security Deposit shall become Liquidation Proceeds, which the Servicer shall apply (net of any Liquidation Expenses) to amounts owed by the related lessee under such Lease Agreement.

(iii) Except as otherwise required by applicable law, (A) the Servicer shall not be required to segregate Security Deposits from its own funds and (B) any income earned from any investment on the Security Deposits by the Servicer shall be for the account of the Servicer as additional compensation.

(d) With respect to any other funds received by the Servicer or the Owner Trustee related to any Trust Asset, upon receipt the Servicer shall either (i) deposit such funds to the related Collection Account or (ii) appropriately segregate and designate such funds on its records, pending application thereof pursuant to this Agreement and any applicable Servicing Supplement.

(e) The Servicer shall from time to time, in accordance with the Titling Trust Agreement or an applicable Exchange Note Supplement or Servicing Supplement, (i) identify and allocate on the books and records of the Titling Trust certain Lease Agreements and Leased Vehicles into one or more Designated Pools, either upon the initial creation of such Designated Pool or periodically following its creation, and direct the Owner Trustee to transfer periodically from and to the related accounts of the Titling Trust (A) such funds as are provided for in such Exchange Note Supplement or Servicing Supplement in connection with any such transfer of Trust Assets and (B) such Designated Pool’s appropriate share of the liabilities of the Titling Trust, as determined in accordance with the Titling Trust Agreement and such Exchange Note Supplement or Servicing Supplement.

(f) In connection with any Like Kind Exchange, the Servicer may, from time to time, in accordance with the Titling Trust Agreement or an applicable Exchange Note Supplement or Servicing Supplement (including any provision governing the payment of advances by the Servicer), subject to Section 2.11, (i) identify and reallocate or cause to be identified and reallocated certain Leased Vehicles from the related Designated Pool to the Lending Facility Pool on the books and records of the Titling Trust, and (ii) transfer or cause to be transferred from the Lender Pool to the relevant Exchange Note Collection Account an amount equal to the Net Liquidation Proceeds of such Liquidated Vehicles as payment for such reallocation.

SECTION 2.8. Settlement of Accounts.

(a) On or before each Determination Date, the Servicer shall deliver, (i) to the Owner Trustee, the Settlor, the Lender, the Administrative Agent and the Collateral Agent, a monthly report with respect to the Lending Facility Pool (the “Monthly Lending Facility Pool Report”) and (ii) except as otherwise provided in the related Servicing Supplement, to the each related Secured Party, a monthly report with respect to each Designated Pool (each, a “Monthly Exchange Note Report”), in each case, documenting, as applicable, (A) all advances to be made to, and distributions (including Servicer reimbursements) to be made from, the related Collection Account or (B) the manner in which the Servicer will apply all collections on the related Pool received by the Servicer on or prior to the next Payment Date.

(b) The Servicer shall, from time to time, determine the respective amounts and recipients and:

(i) as and when required by and as provided in this Agreement, the Credit and Security Agreement or a related Servicing Supplement, transfer from the related Collection Account to the Servicer any due and unpaid Servicing Fees;

(ii) as and when required by the Titling Trust Agreement, this Agreement, the Credit and Security Agreement or a related Exchange Note Supplement or Servicing Supplement, transfer from the Lending Facility Collection Account any expenses or liabilities for which reimbursement is authorized hereunder or thereunder to the Person entitled thereto;

(iii) as and when required by a related Exchange Note Supplement or Servicing Supplement, transfer from the related Exchange Note Collection Account to the Lending Facility Collection Account funding for each Exchange Note’s share of any allocable expenses or losses for which reimbursement is authorized by the Titling Trust Agreement, the or such Exchange Note Supplement or Servicing Supplement to the extent not otherwise provided for in this Section;

(iv) as and when required in connection with the Basic Documents relating to a Transaction, transfer from the related Collection Account to the related Distribution Account such amounts as are required to be distributed from time to time in connection with such Transaction; and

(v) as and when required by the Titling Trust Agreement or a related Exchange Note Supplement or Servicing Supplement, transfer between the related Collection Accounts any other funds as provided for in the Titling Trust Agreement, the Credit and Security Agreement or any such Exchange Note Supplement or Servicing Supplement.

(c) Anything to the contrary notwithstanding, the Servicer shall be entitled to make any of the foregoing transfers by appropriately segregating and designating the relevant funds on its records, pending application thereof in accordance with this Agreement.

SECTION 2.9. Servicing Compensation.

(a) As compensation for the performance of its obligations under this Agreement, and subject to any applicable Servicing Supplement, the Servicer shall be entitled to receive (i) with respect to the Lending Facility Pool, the Lending Facility Pool Servicing Fee and (ii) with respect to any Designated Pool, the Designated Pool Servicing Fee and such additional compensation as may be provided for in the related Servicing Supplement. In servicing the Trust Assets allocated to a particular Pool, such servicing compensation shall be calculated based only on such Trust Assets and shall be deemed to be an expense incurred only with respect to such Pool. The Lending Facility Pool Servicing Fee shall be calculated on the basis of a 360-day year consisting of twelve (12) thirty (30) day months.

(b) Unless otherwise provided in a Servicing Supplement, the Servicer shall be entitled to additional servicing compensation with respect to the related Trust Assets in the form of Administrative Charges to the extent that such amounts are not required for the payment of insurance premiums, Taxes or similar charges or other charges required to be paid to Dealers, Assigning Affiliates or other third parties allocable to the Lease Agreements and investment earnings on Security Deposits.

SECTION 2.10. Servicing Expenses and Reimbursement.

(a) Subject to any applicable Servicing Supplement, the Servicer shall pay all expenses incurred by it in connection with its servicing activities and shall not be entitled to reimbursement of such expenses except for unpaid Disposition Expenses, Insurance Expenses and Liquidation Expenses. The Servicer may advance Disposition Expenses, Insurance Expenses, Liquidation Expenses and Administrative Charges to the extent required to service the related Trust Assets. The Servicer shall be entitled to be reimbursed for Disposition Expenses, Insurance Expenses and Liquidation Expenses to which it is entitled by depositing only Net Liquidation Proceeds to the related Collection Account or by appropriately segregating and designating such funds on its records, pending application thereof.

(b) Except as otherwise provided in an Exchange Note Supplement or Servicing Supplement, the Servicer may obtain on any day from the Titling Trust, out of the related Collection Account, reimbursement for any Disposition Expenses, Insurance Expenses and Liquidation Expenses for the related Pool for any or all prior Collection Periods; provided, that the Servicer shall have delivered to the Owner Trustee an Officer’s Certificate setting forth the calculation of such Disposition Expenses, Insurance Expenses and Liquidation Expenses.

SECTION 2.11. Repossession, Recovery and Sale of Leased Vehicles.

(a) Subject to Section 2.12(b) and the related Exchange Note Supplement or Servicing Supplement, the Servicer shall use commercially reasonable efforts to sell or otherwise dispose of any Matured Vehicle not purchased by the lessee, by a Dealer or Assigning Affiliate and to repossess or recover and sell or otherwise dispose of any Liquidated Vehicle. In accordance with the foregoing standards, the Servicer shall follow such practices and procedures as are consistent with the standards set forth in Section 2.1 (b), which may include (i) engaging in self-help repossession to the extent permitted under applicable law, (ii) exercising efforts to realize upon Dealer Recourse as the Servicer may determine in its sole discretion, (iii) consigning a Leased Vehicle to a Dealer or Assigning Affiliate for resale or release (to the extent permitted by applicable law), (iv) selling a Leased Vehicle at public or private sale in a commercially reasonable manner, (v) commencing and prosecuting Proceedings with respect to such Lease Agreement or a related Leased Vehicle or (vi) taking any actions as are necessary or desirable in order to transfer a Leased Vehicle in a transaction that qualifies or will qualify as a Like Kind Exchange, in each case in compliance with the related Lease Agreement and all applicable laws.

(b) The Servicer shall not be required to expend its own funds in repairing a Leased Vehicle that has been damaged by reason of an event for which the related lessee was not required under its Lease Agreement to obtain casualty or other insurance or maintain such insurance in full force and effect, unless the Servicer shall reasonably determine that such expenditure is likely to enhance Net Liquidation Proceeds. The Servicer shall expend funds in connection with the repossession and recovery or sale or other disposition of any Leased Vehicle (and such expense shall be deemed a Liquidation Expense) only to the extent that it reasonably determines that anticipated Liquidation Expenses will not exceed anticipated Liquidation Proceeds. Except as otherwise provided in the related Servicing Supplement, the Servicer shall be reimbursed for Disposition Expenses and Liquidation Expenses as provided in Section 2.10. The Titling Trust shall grant to the Servicer a Power of Attorney, and the Servicer, as “Grantee” thereunder, with full power of substitution, shall give prompt notice to the Owner Trustee upon any such substitution.

(c) In connection with any Like Kind Exchange, the Servicer shall direct or cause to occur all necessary action under such program, including:

(i) In order to effect Like Kind Exchanges, the Servicer shall be permitted from time to time to reallocate Leased Vehicles on the books and records of the Titling Trust from the relevant Designated Pool to the Lending Facility Pool prior to the sale or other disposition of such Leased Vehicles in accordance with the terms of this Agreement and, with respect to any Leased Vehicle allocated to a Designated Pool, the related Servicing Supplement. Furthermore, in order to effect Like Kind Exchanges, the Servicer shall be permitted from time to time to assign the Net Liquidation Proceeds relating to any such Leased Vehicle from the Lending Facility Pool to the Qualified Intermediary in connection with obtaining Replacement Vehicles. The Servicer shall be permitted to effect any reallocation of a Leased Vehicle on the books and records of the Titling Trust from the relevant Designated Pool to the Lending Facility Pool on the Business Day on which the Servicer reasonably believes the sale or other disposition of such Leased Vehicle shall occur (the “Scheduled Disposition Date”). If a Leased Vehicle has been reallocated from the relevant Designated Pool to the Lending Facility Pool and the anticipated sale or other disposition of such Leased Vehicle does not occur on or prior to the close of business on the related Scheduled Disposition Date then the Servicer shall immediately reallocate the related Leased Vehicle on the books and records of the Titling Trust from the Lending Facility Pool to the relevant Designated Pool.

(ii) With respect to any Leased Vehicle that is sold or otherwise disposed of following a reallocation described in Section 2.11(c)(i), the Servicer shall determine the Net Liquidation Proceeds relating to such Leased Vehicle. By no later than the close of business on the first (1st) Business Day following the day on which such Leased Vehicle was sold or otherwise disposed of, the Servicer shall, or shall cause the Settlor to, subject to the terms of any Servicing Supplement, (A) deposit cash in an amount equal to the related Net Liquidation Proceeds into the relevant Exchange Note Collection Account, (B) allocate one or more Leased Vehicles with an aggregate Contract Residual Value that is at least equal to the Net Liquidation Proceeds of the related Leased Vehicle to the relevant Designated Pool or (C) both deposit cash to the relevant Exchange Note Collection Account and allocate one or more Leased Vehicles to the relevant Designated Pool so that the sum of such cash deposit plus the aggregate Contract Residual Value of such Leased Vehicles is at least equal to the Net Liquidation Proceeds of the related Leased Vehicle.

(iii) The Servicer shall use the same commercially reasonable efforts to sell or otherwise dispose of Liquidated Vehicles under a Like Kind Exchange as required by Sections 2.11(a) and 2.11(b).

(iv) Upon the disposition of a Leased Vehicle and transfer of the proceeds of such disposition to the Qualified Intermediary, AmeriCredit shall direct the Qualified Intermediary to use such proceeds, together with any additional amounts received from the Settlor and any proceeds then held by the Qualified Intermediary as a result of the disposition of other Leased Vehicles, to acquire one or more Replacement Vehicles. Upon the purchase of any Replacement Vehicle by the Qualified Intermediary, the Servicer shall cause such Replacement Vehicle to be titled in accordance with Section 2.4 and allocated either (A) to a Designated Pool in accordance with Section 2.11(c)(iii) or (B) if no such allocation to a Designated Pool is required to fulfill the requirements of Section 2.11(c)(iii), to the Lending Facility Pool.

(v) If any Leased Vehicle is disposed of in connection with a Like Kind Exchange by being sold to AmeriCredit or to an Affiliate of AmeriCredit, AmeriCredit or such Affiliate, as the case may be, shall be deemed to have represented and warranted that (1) the sale price paid in respect of such sale represents the equivalent amount that AmeriCredit, as Servicer, would have obtained from a third-party purchaser in respect of such Leased Vehicle (unless the Base Residual Value is paid for such Leased Vehicle, in which case, the amount that would have been paid by a third-party purchaser shall be deemed to be the Base Residual Value), and (2) the costs and expenses of the Servicer to be netted against such proceeds are no greater than had such Leased Vehicle been sold directly to a third-party purchaser.

SECTION 2.12. Servicer to Act on Behalf of Trustee.

(a) In addition to the duties of the Servicer set forth in this Agreement or any of the other Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Titling Trust or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Titling Trust or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Titling Trust to take pursuant to this Agreement or any of the Basic Documents. In accordance with the directions of the Titling Trust or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral as are not covered by any of the foregoing provisions and as are expressly requested by the Titling Trust or the Owner Trustee and are reasonably within the capability of the Servicer.

(b) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Administrative Agent in the event that any withholding tax is imposed on the Titling Trust’s payments (or allocations of income) to any Certificateholder (as defined in the Titling Trust Agreement) as contemplated by this Agreement or any other Basic Document. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Administrative Agent pursuant to such provision.

(c) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Titling Trust and shall be, in the Servicer’s opinion, no less favorable to the Titling Trust in any material respect.

(d) The Servicer shall prepare and file, on behalf of APGO and the Titling Trust, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Titling Trust as are necessary for preparation of tax reports, including without limitation forms 1099. All tax returns will be signed by APGO or the Servicer.

(e) Notwithstanding the foregoing, with respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Section 2.12 unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee, the Administrative Agent and the Collateral Agent of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Owner Trustee shall not have withheld consent. For the purpose of the preceding sentence, “non-ministerial matters” shall include: (A) the amendment of or any supplement to the Credit and Security Agreement; (B) the initiation of any claim or lawsuit by the Titling Trust and the compromise of any action, claim or lawsuit brought by or against the Titling Trust (other than in connection with the collection of the Lease Agreements or liquidation of the Leased Vehicles); (C) the amendment, change or modification of this Agreement or any of the Basic Documents; and (D) the removal of, and appointment of a successor, Collateral Agent.

(f) The Servicer shall identify from time to time all (i) UCC financing statements reflecting certain interests in Lease Agreements allocated to a particular Pool and all related rights, (ii) periodic sales and use Tax, income or franchise Tax or property (real or personal) Tax reports for the Titling Trust and the Owner Trustee, (iii) periodic renewals of licenses and permits, (iv) periodic renewals of qualifications to act as a statutory trust and trustee of a statutory trust and (v) other periodic governmental filings, returns, registrations or approvals (items (i) through (v), collectively, “Filings”) arising with respect to or required of the Owner Trustee or the Titling Trust, including (in the ease of clauses (iii) and (v)) such licenses, permits and other Filings as are required for the Titling Trust or the Owner Trustee on behalf of the Titling Trust, as the case may be, to originate and accept assignments of Lease Agreements or Leased Vehicles and to be identified and maintained as the owner of the Leased Vehicles on the related Certificates of Title, as contemplated by Sections 2.4 and 2.5(a). The Servicer shall also identify any surety bonds or other ancillary undertakings required of the Titling Trust or the Owner Trustee in respect of any Filing. The Servicer, with, to the extent applicable, the cooperation of the Settlor, the Owner Trustee or the Titling Trust, shall timely prepare and file or cause to be filed, with the appropriate Person each Filing and each such ancillary undertaking, and shall pay any and all fees, Taxes or expenses required to be paid in connection with the foregoing. In connection with the foregoing, the Titling Trust grants to the Servicer such authority, and will, from time to time, execute and deliver to the Servicer any necessary power of attorney (including a Power of Attorney), as it may require, to effect each such Filing or ancillary undertaking. If the Servicer receives notice, or has actual knowledge, of material non-compliance with any Filing requirement, it shall promptly so notify the Owner Trustee and take all required action to rectify such noncompliance. Notwithstanding the foregoing, the Servicer shall not be required to perform any of the actions specified in this Section in connection with any requirements that may be applicable to any Co-Trustee (except to the extent provided for in an applicable Co-Trustee Agreement to which the Servicer is a party), separate trustee or nominee of the Titling Trust.

SECTION 2.13. Liability of Servicer; Indemnities.

(a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

(b) The Servicer shall defend, indemnify and hold harmless the Titling Trust, the Owner Trustee, the Settlor, the Administrative Agent, the Collateral Agent and their respective officers, directors, agents and employees and the Secured Parties from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Leased Vehicle.

(c) The Servicer shall indemnify, defend and hold harmless the Titling Trust, the Owner Trustee, the Settlor, the Administrative Agent, the Collateral Agent and their respective officers, directors, agents and employees and the Secured Parties from and against any Taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement or any other Basic Document, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes based on income payable to such Persons hereunder or thereunder) and costs and expenses in defending against the same.

(d) The Servicer shall indemnify, defend and hold harmless the Titling Trust, the Owner Trustee, the Settlor, the Administrative Agent, the Collateral Agent and their respective officers, directors, agents and employees and the Secured Parties from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Titling Trust, the Owner Trustee, the Settlor, the Administrative Agent, the Collateral Agent or the Secured Parties by reason of the negligence, misfeasance or bad faith in the performance of the Servicer’s duties under this Agreement or any other Basic Document or by reason of reckless disregard of the Servicer’s obligations and duties under this Agreement or any other Basic Document (excluding credit and residual value losses).

(e) AmeriCredit shall indemnify, defend and hold harmless the Titling Trust, the Owner Trustee, the Settlor, the Administrative Agent, the Collateral Agent and their respective officers, directors, agents and employees and the Secured Parties from and against any loss, liability or expense incurred by reason of the violation by Servicer of federal or state securities laws in connection with the registration or the sale of any Exchange Note.

(f) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation and shall include costs and expenses incurred in connection with the enforcement of any such indemnification rights. If the Servicer has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

(g) The obligations of the Servicer under this Section shall survive (i) any transaction described in Section 5.4 and any acts, occurrences or transactions related thereto whether arising before or after the date of such transaction, (ii) the resignation or removal of the Servicer, the Owner Trustee, the Administrative Agent or the Collateral Agent and (iii) the termination of this Agreement, any related Servicing Supplement and the other Basic Documents.

SECTION 2.14. Third Party Claims. The Servicer shall immediately notify the Settlor, the Administrative Agent, the Collateral Agent, the Owner Trustee and each affected Secured Party upon learning of a Claim or Lien of whatever kind of a third party that would be likely to have a material adverse impact (not reasonably expected to be covered by insurance) on the Titling Trust or any Trust Assets allocated to a particular Pool. The Servicer shall be responsible for the defense of any Claim against the Owner Trustee arising pursuant to or in connection with a Claim or Proceeding (a) contemplated by SECTION 2.13(a), (b), (c) and (d), subject to the qualifications described therein, (b) originally commenced by the Servicer or the Titling Trust to enforce a Lease Agreement or (c) with respect to the servicing of a Lease Agreement. If the Servicer is responsible for the defense of such a Proceeding or Claim, the Servicer will provide such information with respect thereto as is reasonably requested by the Settlor, the Owner Trustee or the related Secured Party, as applicable.

SECTION 2.15. Insurance. The Servicer shall cause each Lease Agreement to require (i) a comprehensive and collision physical damage insurance policy covering the actual cash value of the related Leased Vehicle and (ii) automotive liability insurance in amounts at least equal to the amount prescribed by applicable State law shall be obtained and maintained in full force and effect during the related Lease Term. Each Lease Agreement shall provide that failure to obtain and maintain the required insurance is a default under the Lease Agreement. For the avoidance of doubt, evidence that a “self-insurance” policy is maintained that satisfies the dollar amount requirements in clauses (i) and (ii) shall satisfy the requirements of this Section 2.15.

SECTION 2.16. Subservicer.

(a) The Servicer may enter into subservicing agreements with one or more subservicers for the servicing and administration of any or all of the Lease Agreements. References in this Agreement to actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken, by the Servicer in servicing the Lease Agreements shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken, by a subservicer on behalf of the Servicer. Each subservicing agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the standard of care set forth herein and as the Servicer and the subservicer have agreed. All compensation payable to a subservicer under a subservicing agreement shall be payable by the Servicer from its servicing compensation or otherwise from its own funds.

(b) Notwithstanding any subservicing agreement or any of the provisions of this Agreement relating to agreements or any arrangements between the Servicer or a subservicer or any reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable for the servicing and administering of the Lease Agreements in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements.

(c) Any subservicing agreement that may be entered into and any other transactions or servicing arrangements relating to or involving a subservicer in its capacity as such shall be deemed to be between the subservicer and the Servicer alone, and the Titling Trust, the Owner Trustee and any Secured Party shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the subservicer except as set forth in the next succeeding paragraph.

In the event the Servicer shall for any reason no longer be acting as such, the Successor Servicer may, in its discretion, thereupon assume all of the rights and obligations of the outgoing Servicer under a subservicing agreement. In such event, the Successor Servicer shall be deemed to have assumed all of the Servicer’s interest therein and to have replaced the outgoing Servicer as a party to each such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the Successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the subservicer under such subservicing agreement. The outgoing Servicer shall deliver to the Successor Servicer all documents and records relating to each such subservicing agreement and the Lease Agreements then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of any subservicing agreement to the Successor Servicer. In the event that the predecessor servicer is being replaced upon the occurrence of a Lending Facility Servicer Default or Exchange Note Servicer Default or otherwise for cause, the predecessor Servicer shall pay all reasonable set-up and conversion costs associated with the transfer of the servicing rights to the Successor Servicer. In the event that the Successor Servicer elects not to assume a subservicing agreement, the outgoing Servicer, at its expense, shall cause the subservicer to deliver to the Successor Servicer all documents and records relating to the Lease Agreements and Leased Vehicles being serviced thereunder and all amounts held (or thereafter received) by such subservicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Lease Agreements and Leased Vehicles being serviced by such subservicer to the Successor Servicer.

SECTION 2.17. Pull Ahead Lease Agreements. If a Pull Ahead Program is instituted, any Lease Agreement subject to such Pull Ahead Program shall become a Pull Ahead Lease Agreement as of the end of the Collection Period during which the related Lessee elected to terminate the Lease Agreement prior to its Maturity Date by delivery of the related Leased Vehicle to a Dealer and payment of any required Monthly Payments and any other required amount pursuant to such Pull Ahead Program. The Servicer shall cause the related Pull Ahead Payment Provider to remit to it all Pull Ahead Payments relating to Pull Ahead Lease Agreements in accordance with the terms of the related Pull Ahead Program, including pursuing applicable legal remedies if such payments are not paid. For the avoidance of doubt, no Successor Servicer shall be obligated to maintain a Pull Ahead Program.

ARTICLE III

ACCOUNTS, STATEMENTS AND REPORTS

SECTION 3.1. Establishment of Collection Accounts.

(a) Prior to the first Payment Date on which amounts will be due and payable pursuant to Section 10.2 of the Credit and Security Agreement to a party other than AmeriCredit (in its capacity as Servicer, as Lender or otherwise) the Collateral Agent, on behalf of the Lender, shall establish and maintain in its own name an Eligible Deposit Account (the “Lending Facility Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Collateral Agent on behalf of the Lender. Prior to the establishment of such Lending Facility Collection Account, all amounts required to be deposited thereto shall instead be deposited with or at the direction of the Servicer, for further application by the Servicer in accordance with the terms hereof. The Collateral Agent will also establish an Exchange Note Collection Account pursuant to each Servicing Supplement that will relate to the related Designated Pool and Exchange Note. Each Collection Account shall initially be established with the Collateral Agent.

(b) Unless otherwise specified in the related Servicing Supplement with respect to an Exchange Note Collection Account, funds on deposit in the Collection Accounts shall be invested by the Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Permitted Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Permitted Investments shall be held by or on behalf of the Collateral Agent for the benefit of the related Secured Party. Funds on deposit in any Trust Account shall be invested in Permitted Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Payment Date. All Permitted Investments will be held to maturity. The Servicer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each such investment or the Collateral Agent’s receipt of a broker’s confirmation. The Servicer agrees that such notifications will not be provided by the Collateral Trustee hereunder, and the Collateral Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available if no activity has occurred in the relevant Account during such period.

(c) All Investment Earnings of moneys deposited in each Collection Account shall be deposited (or caused to be deposited) in such Collection Account by 10:00 a.m. on each Payment Date by the Collateral Agent and applied in the manner set forth in the Credit and Security Agreement or related Exchange Note Supplement, as applicable, and any loss resulting from such investments shall be charged to such Collection Account. The Servicer will not direct the Collateral Agent to make any investment of any funds held in any of the Collection Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Collateral Agent to make any such investment, if requested by the Collateral Agent, the Servicer shall deliver to the Collateral Agent an Opinion of Counsel, acceptable to the Collateral Agent, to such effect.

(d) The Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Collection Accounts resulting from any loss on any Permitted Investment included therein except for losses attributable to the Collateral Agent’s failure to comply with the applicable investment instructions pursuant to the terms of this Agreement or its failure to make payments on such Permitted Investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as Collateral Agent, in accordance with their terms.

(e) If (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in the Collection Accounts to the Collateral Agent by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Servicer and Collateral Agent) on any Business Day the funds in such Collection Account will be invested in accordance with the investment direction most recently provided by the Servicer; provided, that, if no investment direction has been provided by the Servicer by such date, the funds in such Collection Account will be held univested.

(f) The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Collection Accounts and in all proceeds thereof for the benefit of the related Secured Parties and all such funds, investments, proceeds and income shall be part of the Trust Estate. Except as otherwise provided herein, the Collection Accounts shall be under the sole dominion and control of the Collateral Agent for the benefit of the related Secured Parties. If, at any time, any of the Collection Accounts ceases to be an Eligible Deposit Account, the Collateral Agent (or the Servicer on its behalf) shall within five (5) Business Days (or such longer period as to which the Rating Agencies rating any securities backed by the related Exchange Note, if any, may consent) establish a new Collection Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Collection Accounts are not accounts with the Collateral Agent, the Servicer shall notify the Collateral Agent in writing promptly upon any of such Collection Accounts ceasing to be an Eligible Deposit Account.

(g) With respect to the Trust Account Property, the Collateral Agent agrees that:

(i) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Collateral Agent, and the Collateral Agent shall have sole signature authority with respect thereto;

(ii) any Trust Account Property that constitutes “physical property” (as such term is defined in the definition of “Delivery” contained in Annex A hereto) shall be delivered to the Collateral Agent in accordance with paragraph (i) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Collateral Agent;

(iii) the “securities intermediary’s jurisdiction” for purposes of Section 8-110 of the UCC shall be the State of New York;

(iv) any property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (ii) of the definition of “Delivery” and shall be maintained by the Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;

(v) any Trust Account Property that is an “uncertificated security” or a “security entitlement” under Article 8 of the UCC and that is not governed by clause (4) above shall be delivered to the Collateral Agent in accordance with paragraph (iii) or (iv), if applicable, of the definition of “Delivery” and shall be maintained by the Collateral Agent, pending maturity or disposition, through continued registration of the Collateral Agent’s (or its nominee’s) ownership of such security; and

(vi) any cash shall be considered a “financial asset” under Article 8 of the UCC.

(h) The Servicer shall have the power to instruct the Collateral Agent to make withdrawals and payments from the Collection Accounts for the purpose of permitting the Servicer and the Collateral Agent to carry out its respective duties hereunder, under the Credit and Security Agreement and under any other agreements related thereto or to withdraw amounts that do not constitute Collections for any Collection Period that were deposited in error.

SECTION 3.2. Reporting by the Servicer; Delivery of Certain Documentation.

(a) On or before each Determination Date, in accordance with Section 2.8(a), the Servicer shall deliver the Monthly Lending Facility Pool Report to the Owner Trustee, the Settlor, the Lender and the Collateral Agent and each Monthly Exchange Note Report to the related Secured Parties, in each case, for the related Collection Period. Notwithstanding the foregoing or Section 2.8(a), if at any time no Exchange Notes are outstanding the Servicer shall not be required to deliver any Servicer Reports unless requested to do so by the Lender.

(b) The Servicer will also provide any additional reports, certificates or notices specified in any Servicing Supplement to the recipients and in accordance with the terms specified therein.

ARTICLE IV

SERVICER DEFAULTS

SECTION 4.1. Servicer Defaults; Termination of Servicer.

(a) The following acts and occurrences, with respect to the Lending Facility Pool will constitute “Lending Facility Servicer Defaults”:

(i) the occurrence of an Insolvency Event with respect to the Servicer;

(ii) failure by the Servicer to remit to the Lending Facility Collection Account any proceeds or payment required to be so remitted under the terms of this Agreement that continues unremedied for a period of two (2) Business Days after written notice is received by the Servicer from the Titling Trust, the Settlor or the Collateral Agent, or after discovery of such failure by a Responsible Officer of the Servicer;

(iii) failure on the part of the Servicer to observe its covenants and agreements set forth in Section 5.3; or

(iv) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (A) materially and adversely affects the rights of the Lender, and (B) continues unremedied for a period of thirty (30) days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Titling Trust, the Settlor, the Administrative Agent or the Collateral Agent.

(b) Except as otherwise provided in the related Servicing Supplement, the following acts and occurrences with respect to any Designated Pool, will constitute “Exchange Note Servicer Defaults” for such Designated Pool:

(i) the occurrence of an Insolvency Event with respect to the Servicer;

(ii) failure by the Servicer to remit to the related Exchange Note Collection Account any proceeds or payment required to be so remitted under the terms of this Agreement or the related Servicing Supplement that continues unremedied for a period of two (2) Business Days after written notice is received by the Servicer from by the related Exchange Noteholder, the Administrative Agent or the Collateral Agent, or after discovery of such failure by a Responsible Officer of the Servicer;

(iii) failure on the part of the Servicer to observe its covenants and agreements set forth in Section 5.3; or

(iv) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or the related Servicing Supplement, which failure (A) materially and adversely affects the rights of the related Exchange Noteholder or the Holders of any securities which are secured by the related Exchange Noteholder, and (B) continues unremedied for a period of thirty (30) days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the related Exchange Noteholder, the Administrative Agent or the Collateral Agent.

(c) The Servicer shall provide to the Owner Trustee, the Collateral Agent, the Administrative Agent the related Secured Party and the related Exchange Noteholder, if applicable, prompt notice of any Lending Facility Servicer Default or Exchange Note Servicer Default.

(d) If a Lending Facility Servicer Default or Exchange Note Servicer Default shall have occurred and be continuing, the Titling Trust may, upon being provided indemnity or security satisfactory to it, remedy such Lending Facility Servicer Default or Exchange Note Servicer Default, as applicable, or at the direction of the related Secured Party, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and the related Servicing Supplement in respect of the related Pool, including all or a portion (allocable to the rights and obligations terminated) of the rights of the Servicer to receive the servicing compensation provided for in Section 2.10 (or the applicable portion thereof) with respect to such Pool following the assumption by a successor of the Servicer’s duties hereunder. Upon any such termination, the Servicer shall continue to perform its functions as Servicer until the earlier of the date specified in the termination notice or, if no such date is specified therein, the date of the Servicer’s receipt of such notice, at which time all rights, powers, duties, obligations and responsibilities of the Servicer under this Agreement and the related Servicing Supplement, whether with respect to the Servicing Fee or otherwise, so terminated with respect to the related Pool shall, as applicable, vest in and be assumed by a Successor Servicer appointed by the related Secured Party, pursuant to a servicing agreement with the Titling Trust and such Secured Party, containing substantially the same provisions as this Agreement in respect of the related Pool (including those with respect to the compensation of such Successor Servicer). The Successor Servicer is hereby irrevocably authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments (including any notices to Lessees deemed necessary or advisable by the Successor Servicer), and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption. Such action shall include, directing any or all of the related Lessees to remit payments on or in respect of the related Lease Agreements and Leased Vehicles to an account or address designated by the Successor Servicer. The Servicer shall comply with its obligations under Section 6.1(b) in connection with any such termination.

(e) All reasonable costs and expenses incurred in connection with transferring the servicing of the related Lease Agreements and Leased Vehicles to the Successor Servicer and amending this Agreement and the related Servicing Supplement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. In the event that a Servicer fails to pay costs and expenses for which it is responsible under this Section within a reasonable time after presentation of such documentation, the Successor Servicer shall be entitled to reimbursement therefor as a Liability payable from Trust Assets in accordance with Section 7.1 of the Titling Trust Agreement, and the Titling Trust shall be subrogated to the reimbursement rights of the Successor Servicer against the departing Servicer.

(f) At the written direction of the related Secured Party, the Titling Trust shall waive a default by the Servicer in the performance of its obligations hereunder and its consequences with regard to any Pool, except that any such waiver in respect of a Pool may only be given in accordance with the related Exchange Note Supplement or the related Servicing Supplement. Upon any such waiver by the Titling Trust of a past default, such default shall cease to exist, and any Lending Facility Servicer Default or Exchange Note Servicer Default, as applicable, arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the related Servicing Supplement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

(g) If the Servicer resigns or is terminated as Servicer hereunder with respect to a Pool, the related Secured Party shall appoint a Successor Servicer hereunder. If a Successor Servicer is not appointed by the effective date of the predecessor Servicer’s termination hereunder or resignation pursuant to Section 5.4, then the related Secured Party shall promptly appoint or petition a court of competent jurisdiction to appoint as Successor Servicer with respect to such Pool any established entity the regular business of which includes the servicing of motor vehicle leases or retail installment sale contracts.

(h) In the event of the partial termination of any, but not all, of the Servicer’s rights and powers hereunder, the Servicer shall continue to service, administer and collect Lease Agreements and Leased Vehicles in unaffected Pools and shall have the right to receive servicing compensation in accordance with Section 2.9 with respect to all such unaffected Pools.

(i) Except as otherwise provided in the related Servicing Supplement, any compensation payable to a Successor Servicer may not be in excess of that permitted by the predecessor Servicer unless the related Secured Parties bear such excess costs exclusively.

SECTION 4.2. No Effect on Other Parties. Upon any complete or partial termination of the rights and powers of the Servicer from time to time pursuant to Section 6.1 or upon any appointment of a Successor Servicer with respect to all or a portion of the Trust Assets, all rights, powers, duties and obligations of the Titling Trust under this Agreement and each other Titling Trust Document shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided in this Agreement or in any other Titling Trust Document.

ARTICLE V

THE SERVICER

SECTION 5.1. Representations and Warranties. As of the date hereof, the Servicer makes the following representations and warranties to the Titling Trust and each Secured Party:

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement.

(b) Due Qualification. The Servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Lease Agreements and Leased Vehicles as required by this Agreement) requires or shall require such qualification , except when the failure to have any such license, approval or qualification would not be likely to have a material adverse effect on the condition, financial or otherwise, of the Servicer or would not be likely to have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement or any Servicing Supplement.

(c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Basic Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

(d) Binding Obligation. This Agreement and the Basic Documents to which it is a party have been duly executed and delivered by the Servicer and shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any material Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement or a related Servicing Supplement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties , in each case which breach, default, conflict, lien or violation would be likely to have a material adverse effect on the financial condition of the Servicer or its ability to perform its obligations under this Agreement or any Servicing Supplement.

(f) No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the issuance of the any Exchange Note or the consummation of any of the transactions contemplated by this Agreement or the Credit and Security Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Titling Trust or any Pool.

(g) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

SECTION 5.2. Limitation on Liability of Servicer.

(a) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Titling Trust, the Collateral Agent, any Secured Party or any third party beneficiary of this Agreement or any other Titling Trust Document, except as otherwise provided in the applicable Titling Trust Document, for any action taken or for refraining from the taking of any action pursuant to this Agreement or any other Titling Trust Document, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such individual against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties under this Agreement or any other Titling Trust Document.

(b) Except as otherwise provided in this Agreement or any other Titling Trust Document, the Servicer shall not be under any obligation to appear in, prosecute or defend any Proceeding not incidental to its duties to service the Lease Agreements and Leased Vehicles in accordance with this Agreement, and that in its opinion may involve it in any liability; provided, however, that the Servicer may undertake any reasonable action it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Titling Trust, and any reasonable expense related to any such undertaking by the Servicer shall be reimbursable to the Servicer as Disposition Expenses, Liquidation Expenses or Insurance Expenses, as the case may be, pursuant to Section 2.10 hereof.

(c) The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or any other Titling Trust Document.

SECTION 5.3. Merger. The Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any corporation (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger or consolidation to which the Servicer shall be a party, (c) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (d) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and each other Basic Document and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement and each other Basic Document to which the Servicer is a party without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement or any other Basic Document, anything in this Agreement or any other Basic Document to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Settlor, each Secured Party and the Collateral Agent thirty (30) days prior to such merger, consolidation or succession. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer’s business, unless (y) the Servicer shall have delivered to the Owner Trustee, the Settlor, each Secured Party and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Owner Trustee, the Settlor, each Secured Party and the Collateral Agent an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the respective interests of the Titling Trust in the Lease Agreements and Leased Vehicles and the Collateral Agent in the Collateral and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

SECTION 5.4. Servicer Not to Resign; Assignment. Subject to the provisions of Section 5.3, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would be likely to result in a material adverse effect on the Servicer, and the Settlor and any Secured Party does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Owner Trustee, the Settlor and each Secured Party. No resignation of the Servicer shall become effective until an entity acceptable to Settlor and the each Secured Party shall have assumed the responsibilities and obligations of the Servicer.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Termination of Agreement; Transfer of Servicing Materials to Successor Servicer.

(a) This Agreement shall terminate, completely or (if so indicated) in part with respect to one or more Pools, upon the earlier of (i) the termination of the Titling Trust or, with respect to any Pool, upon the termination of such Pool in accordance with the Credit and Security Agreement and the related Exchange Note Supplement, (ii) with respect to the Servicer, but not as to any applicable Successor Servicer, the termination of the Servicer as Servicer hereunder in accordance with the terms of this Agreement (completely or with regard to any of (A) the Servicer’s obligation to cause the assignment of Lease Agreements, Leased Vehicles and related Trust Assets to the Titling Trust or (B) the Servicer’s servicing obligations with regard to one or more Pools) or (iii) the mutual written determination of the parties hereto (completely or in any part as set forth in clause (ii) above). Upon any termination of the Servicer’s servicing obligations hereunder with regard to any Pool, upon payment of all amounts due to the Servicer hereunder with respect to such Pool (including related accrued Servicing Fees (to the extent payable from Trust Assets) and additional servicing compensation payable in respect of such Pool and reimbursement of any advances), the Servicer shall pay to or upon the order of the Titling Trust or any other Person entitled thereto all monies held by the Servicer on behalf of the Titling Trust or the Owner Trustee with respect to such Pool. Any termination of the Servicer with respect to one Pool shall not thereby effect a termination of the Servicer with respect to any other Pool in existence at the time of such termination.

(b) If the rights of the Servicer are terminated hereunder with regard to any Pool, the Servicer shall, upon demand of the Titling Trust , deliver to the Titling Trust or the applicable Successor Servicer copies of all books and records necessary for the servicing of the related Lease Agreements and Leased Vehicles, all monies collected by it and required to be deposited in any Trust Account or other account relating to the Pool (including the transfer of applicable Security Deposits being held by the Servicer), and any related Leased Vehicle in its possession that has been repossessed or recovered and is part of Matured Vehicle Inventory and in either case has not yet been sold or otherwise disposed of pursuant to this Agreement. In addition, the Servicer shall use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the applicable Lease Agreements to the Successor Servicer. As promptly as practicable, the Servicer shall provide to the Successor Servicer a current computer tape containing all information required for the servicing of such Lease Agreements, together with documentation containing any and all information necessary for use of such computer tape.

SECTION 6.2. Amendment.

(a) Subject to Section 6.2(b), this Agreement may be amended as it relates to (i) the Lending Facility Pool, by written agreement among the Titling Trust, the Settlor, the Servicer and the Lender and (ii) any Designated Pool, by one or more Servicing Supplements among the Titling Trust, the Settlor, the Collateral Agent, the Servicer, the related Exchange Noteholder and any additional Persons required by the related Servicing Supplement; provided, that to the extent an amendment pursuant to clause (i) materially adversely affects the interests of any Exchange Noteholder, the prior written consent of such Exchange Noteholder must be obtained. A Servicing Supplement may provide, among other things, for further specific servicing obligations with respect to the related Pool. Such Servicing Supplements may permit the termination of this Agreement insofar as it applies to the related Pool, upon the terms and conditions set forth therein; provided, that no Servicing Supplement shall be effective to authorize or effect the termination of this Agreement insofar as it relates to the Lending Facility Pool or any other Designated Pool.

(b) This Agreement may be amended at any time by the Settlor, the Titling Trust, the Collateral Agent and the Servicer, without the consent of any Secured Party, (i) to (A) cure any ambiguity, (B) correct or supplement any provision herein that may be inconsistent with any other provision herein, (C) add any provision that provides additional rights to the Holders or (D) ensure that the Titling Trust is not classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes, as evidenced by an Opinion of Counsel; provided, in each case, that such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any Secured Party or (ii) for any other purpose; provided, that an Opinion of Counsel is delivered to the Owner Trustee and the Collateral Agent to the effect that such amendment or supplement will not materially and adversely affect the interest of any Secured Party.

SECTION 6.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 6.4. Relationship of this Agreement to Other Titling Trust Documents. Unless the context otherwise requires, this Agreement and the other Titling Trust Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. In the event of any actual conflict between the provisions of this Agreement and (a) the Titling Trust Agreement, with respect to the servicing of any Trust Assets, the provisions of this Agreement shall prevail and (b) any Servicing Supplement with respect to the servicing of any Related Trust Assets, the provisions of such Servicing Supplement shall control with respect to the related Pool.

SECTION 6.5. Notices. All demands, notices, directions, requests and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or facsimile transmission, and addressed in each case as follows: (a) if to the Servicer, at AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (b) if to the Titling Trust, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 Attention: Corporate Trust Administration; Facsimile: (302) 636-4140, with a copy to the Servicer and the Settlor, (c) if to the Settlor, in care of Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001 Attention: Corporate Trust Administration; Facsimile: (302) 636-4140, with a copy to the Servicer, or (d) with respect to any of the foregoing Persons, at such other address as shall be designated by such Person in a written notice to the other parties hereto. Delivery shall occur only upon receipt or rejected tender of such communication by an officer of the recipient entitled to receive such notices located at the address or telecopier number of such recipient for notices hereunder.

SECTION 6.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Servicing Supplement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement or such Servicing Supplement, as supplemented or amended, and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this Agreement or any Servicing Supplement.

SECTION 6.7. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

SECTION 6.8. Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 6.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, regardless of whether delivered in physical or electronic form, but all of which counterparts shall together constitute but one and the same instrument.

SECTION 6.10. Further Assurances. Each party shall take such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

SECTION 6.11. Third-Party Beneficiaries. Each Secured Party, the Administrative Agent and the Collateral Agent shall be third party beneficiaries of this Agreement. Any Person designated as a third party beneficiary in a Servicing Supplement shall be third-party beneficiaries of this Agreement as supplemented by such Servicing Supplement. Except as otherwise provided in this Agreement or a Servicing Supplement, no other Person shall have any rights hereunder.

SECTION 6.12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege under this Agreement or any Servicing Supplement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and any Servicing Supplement are cumulative and not exhaustive of any rights, remedies, powers or privileges provided at law, in equity or otherwise.

SECTION 6.13. No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one (1) day after the date on which all obligations under each Transaction have been paid in full, it will not institute against, or join any other Person in instituting against the Titling Trust or the Settlor any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any Insolvency Law. This Section shall survive the complete or partial termination of this Agreement or the complete or partial resignation or removal of the Servicer.

SECTION 6.14. Series Liabilities. It is expressly understood and agreed by the Servicer, and all persons claiming through the Servicer, that the Trust Assets that are allocated to the Lending Facility Pool are intended to support only the Lending Facility and that the Trust Assets that are allocated to each Designated Pool are intended to support only the related Exchange Note and that the related Secured Parties have expressly agreed to such allocations in the Credit and Security Agreement and the respective Exchange Note Supplements. As such, separate and distinct records shall be maintained by the Servicer for the Lending Facility Pool and each Designated Pool and the Trust Assets associated with the Lending Facility Pool and each Designated Pool shall be held and accounted for separately from any other assets of the Titling Trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Lending Facility and each Exchange Note shall be enforceable against the Lending Facility Pool or the related Designated Pool only, and not against the Trust Assets generally or the assets of any other Designated Pool.

SECTION 6.15. Termination of Like Kind Exchanges. If AmeriCredit is terminated as Servicer for any reason under this Agreement, the provisions hereof relating to the reallocation of Leased Vehicles pursuant to Like Kind Exchanges shall be of no further force or effect and the Successor Servicer shall not be permitted to effect any such Like Kind Exchanges.

SECTION 6.16. Limitation of Liability.

(a) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Trustee of the Titling Trust and as owner trustee of APGO, in the exercise of the powers and authority conferred and vested in it under the Titling Trust Agreement and the Settlor Trust Agreement, as applicable, (ii) each of the representations, undertakings and agreements herein made on the part of the Titling Trust and APGO is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Titling Trust and APGO, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Titling Trust or APGO in this Agreement and (v) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Titling Trust or APGO or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Titling Trust or APGO under this Agreement or the other related documents.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Collateral Agent for the benefit of the Secured Parties and in no event shall Wells Fargo Bank, National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Titling Trust or APGO hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

SECTION 6.17. Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action relating to this Agreement, the Basic Documents or any other documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Basic Documents or the transactions contemplated hereby.

SECTION 6.18. No Partnership or Joint Venture. Nothing contained in this Agreement (a) shall constitute the Servicer and any of the Titling Trust, the Administrative Agent, the Collateral Agent or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

ACAR LEASING LTD.,
As Titling Trust

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity, but solely as Owner Trustee

By:	/s/ Clarice Wright
Name: Clarice Wright
Title: Assistant Vice President

AMERICREDIT FINANCIAL SERVICES, INC.,
as Servicer

By:	/s/ Sheli Fitzgerald
Name: Sheli Fitzgerald
Title: Senior Vice President, Corporate Treasury

APGO TRUST,
as Settlor

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner Trustee

By:	/s/ Clarice Wright
Name: Clarice Wright
Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent

By:	/s/ Cheryl Zimmerman
Name: Cheryl Zimmerman
Title: Vice President

[Signature Page to the Third Amended and Restated Servicing Agreement]

EXHIBIT A

POWER OF ATTORNEY

STATE OF DELAWARE	)
)
COUNTY OF NEW CASTLE	)

KNOW ALL MEN BY THESE PRESENTS, that ACAR Leasing Ltd., a Delaware statutory trust (the “Trust”), does hereby make, constitute and appoint AmeriCredit Financial Services, Inc., and its agents, employees and attorneys, as Attorneys-in-Fact, with full power of substitution, to execute, deliver and file on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions and to apply for and obtain all licenses, qualifications to do business and other approvals as may be necessary or appropriate to qualify the Trust in accordance with applicable law to acquire, lease and dispose of motor vehicles in any jurisdiction, to initiate, defend, submit to arbitration, commence or settle legal actions related to leases and the motor vehicles leased thereunder and to engage in any related activities, including, without limitation, to appear for and represent the Trust in connection with such activity, and with full power to perform any and all acts associated with such activity that the Trust could perform.

EXECUTED this     th day of                 , 20    .

ACAR LEASING LTD.

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee, Administrative Trustee and Delaware Trustee

By:
Name:
Title:

Before me, the undersigned authority, on this day personally appeared                 , known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she signed the same for the purposes and considerations therein expressed.

Sworn to before me this     th day of                 , 20    .

Notary Public -State of

A-1